Exhibit 99.1
                                                                           NEWS

Charter Communications, Inc. Announces Initial Results of Tender Offers and Consent Solicitations for its 8.75% Senior Notes due 2013 and 8.375% Senior Second Lien Notes due 2014

Increases tender offer consideration, announces redemption of remaining notes and extends tender offer until 11:59 pm, EDT, on May 12, 2010

St. Louis, MO, April 28, 2010 – Charter Communications, Inc. (the “Company”) announced today that CCO Holdings, LLC (“CCO Holdings”) has received and purchased approximately $740.8 million aggregate principal amount of its outstanding 8.75% Senior Notes due 2013 (the “2013 Notes”) and Charter Communications Operating, LLC (a subsidiary of CCO Holdings, “Charter Operating” and, together with CCO Holdings, the “Charter Subsidiaries”) has received and purchased approximately $677.3 million aggregate principal amount of its outstanding 8.375% Senior Second Lien Notes (the “2014 Notes”) validly tendered by 5:00 p.m., Eastern Daylight Time (EDT), on April 27, 2010, which was the deadline for holders to submit tenders in order to receive the consent payments in connection with the tender offers.  Charter Communications has received consents from holders of approximately 92.6% of the 2013 Notes and approximately 87.9% of the 2014 Notes as of the consent payment deadline.

The consents are sufficient to effect the proposed amendments to the indenture governing the 2013 Notes and the indenture governing the 2014 Notes as set forth in the applicable Offer to Purchase and Consent Solicitation Statement dated April 14, 2010 and the related Letter of Transmittal and Consent (the “Tender Offer Documents”), pursuant to which the tender offers and the consent solicitations are being made.  The proposed amendments will eliminate substantially all of the restrictive covenants and certain default provisions contained in each indenture.  The supplemental indentures will be binding on the holders of notes not purchased in the tender offers.

Charter Communications also announced today that it is revising the terms of its tender offers such that holders who tender their notes after the date hereof and prior to the expiration of the tender offer at 11:59 p.m., EDT, on May 12, 2010 (unless extended or earlier terminated by the Company) will receive a tender offer consideration of $1,029.17 for every $1,000 principal amount of 2013 Notes tendered, and a tender offer consideration of $1,027.92 for every $1,000 principal amount of 2014 Notes tendered, plus, in each case, accrued and unpaid interest to, but excluding, the tender offer payment date.  As set forth in the Tender Offer Documents, 2013 Notes and 2014 Notes validly tendered may no longer be withdrawn.

Charter Communications is simultaneously announcing that it is irrevocably calling for redemption on May 28, 2010 all 2013 Notes and 2014 Notes that remain outstanding after the expiration of the tender offer, at the redemption price of $1,029.17 for every $1,000 principal amount of 2013 Notes redeemed and at the redemption price of $1,027.92 for every $1,000 principal amount of 2014 Notes redeemed, plus, in each case, accrued and unpaid interest to, but excluding the redemption date.  Notices of Redemption are being mailed by Bank of New York, the trustee for the 2013 Notes, and by Wilmington Trust, the trustee for the 2014 Notes, to the registered holder of such notes.  Copies of the Notices of Redemption and additional information relating to the procedure for redemption may be obtained by contacting Bank of New York at 312-827-8546 for the 2013 Notes and Wilmington Trust at 866-521-0079 for the 2014 Notes.

Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. are the Dealer Managers and Solicitation Agents for the tender offers and consent solicitations. Questions regarding the tender offers and consent solicitations may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) and (212) 325-5912 (collect) and/or Citigroup Global Markets Inc., at (800) 558-3745 (toll free) and (212) 723-6106 collect).

Neither the Company, CCO Holdings, Charter Operating, the Dealer Managers and Solicitation Agents, the Information Agent nor any other person makes any recommendation as to whether holders of Notes should tender their Notes or provide the related consents, and no one has been authorized to make such a recommendation.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell the 2013 Notes, the 2014 Notes or any other securities. The tender offers and consent solicitations are being made only through and subject to the terms and conditions set forth in the Tender Offer Documents and related materials. Holders of the notes should read carefully the Tender Offer Documents and related materials before any decision is made with respect to the tender offers and consent solicitations.

About Charter

Charter Communications, Inc. (CCMM - OTC Bulletin Board) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TVTM video entertainment programming, Charter InternetTM access, and Charter PhoneTM. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contact:

Media:                                                                Analysts:
Anita Lamont                                                   Mary Jo Moehle
314-543-2215                                                     314-543-2397

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the Securities and Exchange Commission (“SEC”).  Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “preliminary,” and “potential,” among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	the market for our securities and satisfaction of closing conditions in connection with recently announced financings;

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our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services to residential and commercial customers, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition and the difficult economic conditions in the United States;

•
the impact of competition from other distributors, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line (“DSL”) providers and competition from video provided over the Internet;

•	general business conditions, economic uncertainty or downturn and the significant downturn in the housing sector and overall economy;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	our ability to adequately deliver customer service;

•	the effects of governmental regulation on our business;

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the availability and access, in general, of funds to meet our debt obligations, prior to or when they become due, and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) cash flows from operating activities, (iii) access to the capital or credit markets including through new issuances, exchange offers or otherwise, especially given recent volatility and disruption in the capital and credit markets, or (iv) other sources and our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt; and

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.